UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37786 (Commission File Number)	26-0347906 (I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2024, US Foods, Inc. (“US Foods”) entered into an amendment (the “Amendment”) to its existing ABL Credit Agreement, dated as of May 31, 2019, as amended, restated, modified or supplemented from time to time, by and among US Foods, the other Loan Parties (defined in the ABL Agreement), each lender and issuing lender from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “ABL Agreement”). The Amendment provides certain providers of supply chain financings a security interest in certain assets of US Foods under the ABL Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to ABL Credit Agreement, dated as of April 30, 2024, among US Foods, as Borrower, the other Loan Parties (defined in the ABL Agreement), each lender party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (Embedded Within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: May 2, 2024	By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer